© 2017 Novelis NOVELIS Q4 FISCAL 2017 EARNINGS CONFERENCE CALL May 10, 2017 Steve Fisher President and Chief Executive Officer Devinder Ahuja Senior Vice President and Chief Financial Officer Exhibit 99.2

© 2017 Novelis SAFE HARBOR STATEMENT Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward- looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation including statements concerning our plan to complete a joint venture transaction with Kobe Steel. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2017 are specifically incorporated by reference into this presentation. 2

© 2017 Novelis FISCAL 2017 FULL YEAR HIGHLIGHTS  Record Adjusted EBITDA* $1,085 million, up 13% YoY  Adjusted EBITDA* per ton $354  Generated record free cash flow $361 million  Reduced net debt leverage ratio below 4x 3 Strategic product shift and operational efficiencies drive record results $800 $900 $1,000 $1,100 FY13 FY14 FY15 FY16 FY17 Full year Adjusted EBITDA* ($ millions) (565) (16) 71 160 361 ($600) ($400) ($200) $0 $200 $400 $600 FY13 FY14 FY15 FY16 FY17 Full year free cash flow ($ millions) *Adjusted EBITDA excludes metal price lag in all periods

© 2017 Novelis AUTOMOTIVE GROWTH  Record automotive shipments up 17% FY17 versus FY16  Driven by seamless ramp up of all new finishing assets  Strong customer demand for aluminum sheet  Automotive increased to 18% of FY17 FRP shipments  Q4FY17 exit rate at 20% of shipments 4 50 75 100 125 150 175 Quarterly global Automotive shipments (kt) FY16 64% 15% 21% Can Auto Specialties FY17 60% 18% 22% Product mix % of total FRP shipments

© 2017 Novelis MEANINGFUL OPERATIONAL IMPROVEMENTS  Operational excellence  Safety rates at industry-leading low levels of recordables  Improved end-to-end recovery leading to increased asset utilization and uptime  Increased use of recycled materials from 53% to 55% of inputs 5  Customer focused  Driving quality through 26% reduction in parts per million defects  Increased satisfaction scores 22 percentage points Focus on business fundamentals drives better service, quality and value

© 2017 Novelis FINANCIAL HIGHLIGHTS

© 2017 Novelis Q4 FISCAL 2017 HIGHLIGHTS  Net income of $47 million up from $29 million in prior year  Excluding tax-effected special items*, net income up 46% from $50 million to $73 million  Record Q4 Adjusted EBITDA, excluding metal price lag, up 5% to $292 million  Metal price lag impact zero as local market premium volatility reduced  Sales up 9% to $2.6 billion  789 kilotonnes of FRP shipments up 1kt YoY  Automotive shipments up 26% YoY  Strong liquidity position at $1.3 billion 7 Q4FY17 vs Q4FY16 *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss on sale of business

© 2017 Novelis Q4 ADJUSTED EBITDA* BRIDGE 8 $ Millions 277 8 (12) 17 2 292 Q4FY16 Volume Price/Mix Operating Cost SG&A, FX & Other Q4FY17 *EBITDA excluding metal price lag in both periods Bridge components adjusted to remove net impact of divested ALCOM business, reflected in SG&A, FX & Other as ($2M).  Growth in Auto and North American Can more than offset lower shipments in South America  Positive product mix from Auto growth  Offset by lower pricing and unfavorable mix in Can and Specialty  Continued operational efficiencies  Positive metal mix

© 2017 Novelis FULL YEAR FISCAL 2017 HIGHLIGHTS  Net income of $45 million up from net loss of $38 million in prior year  Excluding tax-effected special items* in both years, net income increased 78% from $131 million to $233 million  Record Adjusted EBITDA excluding metal price lag, up 13% to $1,085 million  Metal price lag impact minimized to negative $31 million as compared to negative $172 million in prior year  Adjusted EBITDA $1,054 million, up 33% from $791 million  Sales down 3% to $9.6 billion  3,067 kilotonnes of FRP shipments are down 2% 9 FY17 vs FY16 *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss on sale of business

© 2017 Novelis FULL YEAR ADJUSTED EBITDA* BRIDGE 10 $ Millions 963 (36) 18 112 28 1,085 $800 $850 $900 $950 $1,000 $1,050 $1,100 FY16 Volume Price/Mix Operating Cost SG&A, FX & Other FY17  Excluding Alcom, shipments down 45kt YoY  Auto up 80kt  Can down ~150kt  Higher mix of Auto  Partially offset by some lower prices and unfavorable mix within Can and Specialty  Operating cost efficiencies  Better metal mix  Partially offset by cost inflation *EBITDA excluding metal price lag in both periods Bridge components adjusted to remove net impact of divested ALCOM business, reflected in SG&A, FX & Other as ($3M).

© 2017 Novelis FREE CASH FLOW 11 FY17 FY16 Adjusted EBITDA 1,054 791 Capital expenditures (224) (370) Interest paid (279) (313) Taxes paid (128) (126) Working capital & other (62) 179 Free cash flow 361 160 Free cash flow increase year over year driven by:  Higher Adjusted EBITDA  Completion of prior strategic capital expenditure program  Refinancing driven interest savings  Partly offset by higher working capital due to rising aluminum prices Generating sustainable free cash flow $ Millions

© 2017 Novelis NET DEBT LEVERAGE RATIO 12 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Net debt/Adjusted EBITDA, excluding metal price lag Below 4x target one year earlier than anticipated

© 2017 Novelis SUMMARY & TRANSACTION

© 2017 Novelis SUMMARY  FY17 demonstrated sustainable step-up in Adjusted EBITDA and free cash flow  Headwinds from Can market overcapacity and customer consolidation  Mix continues to improve as Automotive shipments increase  Focus on operational efficiencies and metal management to manage costs  Strengthening the balance sheet to provide strategic flexibility ahead of next stage of growth 14 Strong sustainable operating performance

© 2017 Novelis ENTERING A PRODUCTION JOINT VENTURE IN ASIA 15  Novelis will sell 50% of its ownership interest in its Ulsan, South Korea facility to Kobe Steel for US $315 million  This venture, named Ulsan Aluminum Ltd., will allow Novelis to:  More efficiently utilize our rolling assets in Korea  Deepen the plant’s focus on the growing automotive aluminum sheet market  Drive operational efficiencies and process enhancements through a partnership with a high-quality manufacturing company  Provide cash proceeds to enhance our strategic flexibility and reduce net debt  Leverage our deep experience in successful JVs to more efficiently serve our customers Key Facts ■ Year Built: 1969; major upgrade in 2013 ■ Employment: 600 ■ Plant size: 396,660 square feet (36,850 square meters) ■ Capabilities: Remelt/recycle, hot & cold rolling, finishing

© 2017 Novelis THANK YOU QUESTIONS? THANK YOU AND QUESTIONS

© 2017 Novelis APPENDIX

INCOME STATEMENT RECONCILIATION TO ADJUSTED EBITDA

Novelis

(in $ m)	Q1	Q2	Q3	Q4	FY16	Q1	Q2	Q3	Q4	FY17
Net (loss) income attributable to our common shareholder	**(60)**	**(13)**	**6**	**29**	**(38)**	**24**	**(89)**	**63**	**47**	**45**
- Noncontrolling interests	-	-	-	-	-	-	-	1	-	1
- Interest, net	(78)	(80)	(77)	(79)	(314)	(80)	(79)	(65)	(59)	(283)
- Income tax (provision) benefit	(15)	3	(16)	(18)	(46)	(36)	(27)	(47)	(41)	(151)
- Depreciation and amortization	(87)	(89)	(88)	(89)	(353)	(89)	(90)	(88)	(93)	(360)
EBITDA	**120**	**153**	**187**	**215**	**675**	**229**	**107**	**264**	**240**	**840**
- Unrealized gain (loss) on derivatives	35	(15)	(2)	(22)	(4)	(7)	4	21	(13)	5
- Realized gain (loss) on derivative instruments not included in segment income	1	(3)	1	-	(1)	1	-	1	3	5
- Proportional consolidation	(7)	(8)	(7)	(9)	(30)	(8)	(8)	(4)	(8)	(28)
- Loss on extinguishment of debt	(13)	-	-	-	(13)	-	(112)	-	(22)	(134)
- Restructuring and impairment, net	(15)	(4)	(10)	(19)	(48)	(2)	(1)	(1)	(6)	(10)
- Loss on sale of business	-	-	-	-	-	-	(27)	-	-	(27)
- (Loss) gain on sale of fixed assets	(1)	-	(1)	(2)	(4)	(4)	(2)	2	(2)	(6)
- Gain on assets held for sale, net	-	-	-	-	-	1	1	-	-	2
- Others (costs) income, net	(7)	1	(6)	(3)	(16)	(7)	(4)	(6)	(4)	(21)
Adjusted EBITDA	**127**	**182**	**212**	**270**	**791**	**255**	**256**	**251**	**292**	**1,054**
Other income (expense) included in adjusted EBITDA										
- Metal price lag	(85)	(54)	(26)	(7)	(172)	(13)	(14)	(4)	-	(31)
- Foreign currency remeasurement	4	(3)	4	(3)	2	(3)	2	2	3	4

Explanation of other income (expense) Included in adjusted EBITDA

1) **Metal price lag net of related hedges:** On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag.

2) **Foreign currency remeasurement net of related hedges:** All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

© 2017 Novelis

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© 2017 Novelis FREE CASH FLOW AND LIQUIDITY 19 (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 Q2 Q3 Q4 FY17 Cash (used in) provided by operating activities (288) 225 64 540 541 (107) 80 178 424 575 Cash used in investing activities (137) (84) (75) (82) (378) (39) (48) (35) (90) (212) Less: (proceeds) outflows from sales of assets - (1) (1) (1) (3) - 12 (12) (2) (2) Free cash flow (425) 140 (12) 457 160 (146) 44 131 332 361 Capital expenditures 129 75 78 88 370 44 46 48 86 224 (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 Q2 Q3 Q4 FY17 Cash and cash equivalents 456 462 457 556 556 457 473 505 594 594 Availability under committed credit facilities 708 506 489 640 640 633 573 534 701 701 Liquidity 1,164 968 946 1,196 1,196 1,090 1,046 1,039 1,295 1,295